                                                                   Exhibit 10.30
                                                                   -------------

                              AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT (this "Amendment"), dated as of September 29, 1995, among MARCAM CORPORATION (together with its successors and assigns, the "Company"), and each of the holders of Notes (as such term is defined below) whose name appears on the signature pages hereof (individually, a "Holder" and, collectively, the "Holders").

                                   RECITALS:

     WHEREAS, the Company has entered into those certain several Note and Warrant Purchase Agreements (collectively, the "Existing Note Agreement," as amended by the Amendment Agreement dated as of August 19, 1994, the "Amended Note Agreement"), each dated as of May 12, 1994, with each of the purchasers identified on Annex 1 thereto (the "Purchasers");

     WHEREAS, the Company has entered into those certain several Warrant Agreements (collectively, the "Existing Warrant Agreement," as amended by the Amendment Agreement dated as of July 29, 1995, the "Amended Warrant Agreement"), each dated May 12, 1994;

     WHEREAS, the Company, pursuant to the Existing Note Agreement and the Existing Warrant Agreement, issued the Notes and the Warrants to the Holders;

     WHEREAS, each of the Holders is a holder of the Notes and Warrants set forth on Annex 1 hereto;

     WHEREAS, the Company has requested the Holders to amend certain provisions of the Amended Note Agreement and the Amended Warrant Agreement as hereinafter provided; and

     WHEREAS, the Holders are agreeable to such modifications and such amendments, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS

     Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings ascribed to them in the Amended Note Agreement.

2.   AMENDED NOTE AGREEMENT AMENDMENTS

     Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Holders hereby consent and agree to each of the amendments to the Amended Note Agreement set forth below in this Section 2, as follows:

     2.1 AMENDMENT TO SECTION 6.10. Section 6.10 of the Amended Note Agreement is hereby amended and restated in its entirety to read as follows:

     "The Company will not at any time permit Consolidated Net Worth to be less than Twenty Million Dollars ($20,000,000); provided, however, that the Company will not permit Consolidated Net Worth to be less than (i) Twenty Million Dollars ($20,000,000) plus (ii) on a cumulative basis, 50% of the
                                   ----
     Company's Consolidated Net Income, if positive, for each fiscal quarter ending after December 31, 1995 and provided further that the Company shall not at any time be required to maintain a Consolidated Net Worth in excess of Fifty Million Dollars ($50,000,000)."

     2.2 AMENDMENT TO SECTION 6.11. Section 6.11 of the Amended Note Agreement is hereby amended and restated in its entirety to read as follows:

     "The Company will not at any time during any period set forth in the chart below permit Consolidated Debt, determined at such time, to exceed the percentage of Consolidated Capitalization, determined at such time, set forth in the chart below opposite the period during which such time of determination occurs:

==================================================
PERIOD BEGINNING        AND ENDING      PERCENTAGE
==================================================
Closing Date        September 30, 1995     60%
==================================================
October 1, 1995     September 30, 1996     60%
==================================================
October 1, 1996     September 30, 1997     55%
==================================================
October 1, 1997     thereafter             50%"
==================================================

     2.3 DEFINITION OF WARRANT AGREEMENT. Each reference to "Warrant Agreement" in the Existing Note Agreement shall be deemed a reference to the Existing Warrant Agreement, as amended, and as further amended from time to time after the Effective Date.

3.   AMENDED WARRANT AGREEMENT AMENDMENTS

     Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Holders hereby consent and agree to each of the amendments to the Amended Warrant Agreement set forth below in this Section 3, as follows:

     3.1 AMENDMENT TO SECTION 5.1(A). Section 5.1(a) of the Amended Warrant Agreement is hereby amended and restated in its entirety to read as follows:

               "(A) TIME OF FILING. As soon as practicable after the date hereof, but in no event later than April 30, 1995 (the "Target Filing Date"), the Company will file a "shelf" registration statement (the "Shelf Registration") on an appropriate form pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC with respect to dispositions of all of the Registrable Securities in such manner or manners specified by the holders thereof. The Company agrees to use its reasonable best efforts to have such Shelf Registration declared effective as promptly as is practicable after such filing, but in no event later than November 15, 1995 (the "Target Effective Date"), and agrees to keep such Shelf Registration effective (and to take any and all other actions reasonably necessary in order to permit public resale of the Registrable Securities covered by such Shelf Registration) for a period (the "Effective Period") beginning on the Target Effective Date (or such earlier date as the Shelf Registration shall first be declared effective under the Securities Act) and ending upon the earliest to occur of April 30, 2001 and such earlier date as no Registrable Securities remain outstanding, subject to the terms and conditions as set forth in this Agreement. The Company further agrees, if necessary, to supplement or make amendments to such Shelf Registration, if required by the registration form utilized by the Company for such Shelf Registration or by the instructions applicable to each such registration form or by the Securities Act or the rules and regulations thereunder and the Company agrees to furnish to the holders of the Registrable Securities covered by such Shelf Registration copies of any such supplement or amendment prior to its being used or filed with the SEC."

4.   CONDITIONS TO EFFECTIVENESS.

     The amendments set forth in Section 2 and Section 3 shall become effective only upon the satisfaction in all respects of the conditions set forth below. The first date upon which all such conditions shall have been satisfied is herein referred to as the "Effective Date."

     4.1 EXECUTION AND DELIVERY OF THIS AMENDMENT. Each of the Holders and the Company shall have executed and delivered to each other this Amendment, and each of the Amended Note Agreement, the Amended Warrant Agreement, the Notes and the Warrant Certificates shall be in full force and effect.

     4.2 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties set forth in paragraph 5 hereof shall be true and correct as of the date hereof and as of the Effective Date; and no Default or Event of Default pursuant to the Amended Note Agreement shall be existing on the Effective Date.

5.   REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to each of the Holders as follows:

     5.1  ORGANIZATION, EXISTENCE, ETC.  The Company:

          (a) is a corporation duly organized and validly in good standing under the laws of its state of incorporation;

          (b) has all requisite power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its business as now conducted and presently proposed to be conducted; and

          (c) is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary.

     5.2 POWER AND AUTHORITY. The Company has the corporate power and authority:

          (a) to authorize, execute, deliver and enter into this Amendment; and

          (b) to perform its obligations under this Amendment, the Amended Note Agreement (as amended hereby), the Notes, the Amended Warrant Agreement (as amended hereby) and the Warrant Certificates.

     5.3 ENFORCEABILITY. This Amendment has been duly authorized, executed and delivered by the Company. The Amended Note Agreement (as amended hereby), the Notes, the Amended Warrant Agreement (as amended hereby) and the Warrant Certificates constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be:

          (a) limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally; and

          (b) subject to the availability of equitable remedies.

The holders of the Notes and the Warrants are entitled to the benefits of the Amended Note Agreement (as amended hereby) and the Amended Warrant Agreement (as amended hereby), respectively.

     5.4 NO CONFLICTS. The authorization, execution and delivery by the Company of this Amendment are not, and the performance by the Company of its obligations under the Amended Note Agreement (as amended hereby), the Notes, the Amended Warrant Agreement (as amended hereby) and the Warrant Certificates will not be, inconsistent with its certificate of incorporation or by-laws, do not and will not contravene any law, governmental rule or regulation, violate any judgment, order or award of any arbitrator applicable to the Company, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which any of its Property is bound, and will not result in the imposition of a Lien upon any Property of the Company.

6.   COSTS AND EXPENSES.

     The Company shall pay all amounts which are payable pursuant to Section 11.5(d) of the Amended Note Agreement and Section 8.1 of the Amended Warrant Agreement, and shall pay all out-of-pocket expenses of the Holders in connection with the negotiation, preparation, execution and delivery of this Amendment, including, without limitation, within five (5) Business Days after being presented with an invoice therefor, all the fees and expenses of special counsel engaged by the Holders in connection therewith.

7.   MISCELLANEOUS.

     7.1 SUCCESSORS AND ASSIGNS. All the provisions of this Amendment by or for the benefit of the parties hereto shall bind and inure to the benefit of their respective successors and assigns hereunder.

     7.2 EXECUTION IN COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute a single instrument.

     7.3 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     7.4  NO OTHER AMENDMENTS.  Except as expressly provided herein:

          (a) no other terms and provisions of the Amended Note Agreement or the Amended Warrant Agreement shall be modified or changed by this Amendment; and

          (b) the terms and provisions of the Amended Note Agreement and the Amended Warrant Agreement shall continue in full force and effect. The Company hereby acknowledges and reaffirms all of its obligations and duties under the Amended Note Agreement, the Notes, the Amended Warrant Agreement and the Warrant Certificates.

     7.5 SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                    MARCAM CORPORATION


                                    By: /s/ George A. Chamberlain, 3d
                                       ------------------------------
                                      Name: George A. Chamberlain, 3d
                                      Title: Chief Financial Officer

                                    THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                    COMPANY


                                    By: /s/ A. Kipp Koester
                                       --------------------
                                      Name: A. Kipp Koester
                                      Title: Vice President

                                    BARNETT & CO.


                                    By: /s/ Richard McCormick
                                        ---------------------
                                      Name: Richard McCormick
                                      Title: Assistant Treasurer

                                    JOHN HANCOCK LIFE INSURANCE COMPANY OF
                                    AMERICA


                                    By: /s/ George H. Braun
                                       --------------------
                                      Name: George H. Braun
                                      Title: Vice President

                                    JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


                                    By: /s/ Dana Donovan
                                        ----------------
                                      Name: Dana Donovan
                                      Title: Senior Investment Officer

                                    ANNEX 1
                         HOLDERS OF NOTES AND WARRANTS

NAME OF HOLDER               NOTE REGISTRATION NUMBER   WARRANT CERTIFICATE AND
                             AND PRINCIPAL AMOUNT       NUMBER OF WARRANTS
The Northwestern Mutual      R-1, $15,000,000           WR-1, 230,000 Warrants
Life Insurance Company

John Hancock Mutual Life                                WR-2, 91,999 Warrants
Insurance Company                     ------

John Hancock Mutual Life                                WR-3, 30,667 Warrants
Insurance Company                     ------

John Hancock Life            R-4, $2,000,000            WR-4, 30,667 Warrants
Insurance Company of
America

Barnett & Co.                R-5, $8,000,000                      ------

                                     -18-